Exhibit 32.2

SECTION 906 CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER OF ODENZA CORP.

In connection with the accompanying Annual Report on Form 10-K of Odenza Corp. for the year ended January 31, 2018, the undersigned, Tan Sri Barry Goh Ming Choon, Chief Executive Officer and Treasurer of Odenza Corp., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the year ended January 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in such Annual Report on Form 10-K for the year ended January 31, 2018 fairly presents, in all material respects, the financial condition and results of operations of Odenza Corp.

Date: April 23, 2018	/s/ TAN SRI BARRY GOH MING CHOON
TAN SRI BARRY GOH MING CHOON
President, CEO, Treasurer, Secretary and Director